Exhibit 99.1

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Contact Information:

Laurie W. Little
949-461-6002
laurie.little@valeant.com

VALEANT PHARMACEUTICALS ANNOUNCES THE ADDITION OF
D. ROBERT HALE TO ITS BOARD OF DIRECTORS

Jeffery W. Ubben Has Resigned From Board

LAVAL, Quebec,  August 25, 2015 -- Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) today announced the addition of D. Robert Hale, Partner of ValueAct Capital, to its board of directors and the resignation of Jeffrey W. Ubben, CEO and CIO of ValueAct Capital, effective as of August 19, 2015.

ValueAct Capital, an investment firm based in San Francisco with over $20 billion under management, owns approximately 4% of the outstanding stock of Valeant, and has been a shareholder in Valeant since 2006.  As a Partner and member of the investment team of ValueAct Capital, Hale has worked closely with the board and management team of Valeant since January 2011.  Hale will be the fourth Partner of ValueAct Capital to serve on the Valeant board, following Mason Morfit, Brandon Boze, and Jeff Ubben.

“Over the past year, Jeff brought a strong shareholder perspective to our Board of Directors, and we have immense gratitude for his service” said J. Michael Pearson, chairman and chief executive officer of Valeant. “We are delighted that we will continue to have Board representation from ValueAct Capital, a committed shareholder with a focus on long term value creation.  We have gotten to know Rob well over the past five years and are glad that he will now serve as a Director.  Rob’s strategic and financial expertise will add a valuable perspective to our Board.”

“I’m pleased to join Valeant’s board of directors,” said D. Robert Hale. “It’s an exciting time for Valeant as the company positions itself for long-term growth and leadership in the pharmaceuticals and medical products industry. I look forward to working more closely with the company’s leadership team and the board of directors to build on the company’s success in the years to come.”

Jeffery W. Ubben stated, “I have had a wonderful experience serving as a Director of Valeant.  Valeant has been a key contributor to ValueAct Capital’s success over the past nine years, and after serving on the Board I have an even greater appreciation for the quality of the Board and management and for the long term potential of the company.  While I will no longer serve as a Director, I look forward to working with Mike Pearson and the Valeant team as an interested shareholder on an ongoing basis.”

D. Robert Hale is a Partner of ValueAct Capital. Prior to joining ValueAct Capital in January 2011, Mr. Hale was a Principal with The Parthenon Group, working in both the Boston and Mumbai offices of Parthenon’s strategic consulting practice, as well as in an investment role at Parthenon’s long-short public equity vehicle, Strategic Value Capital. Mr. Hale is a director of MSCI, Inc. He has an A.B. from Dartmouth College.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding the long-term potential of Valeant.  Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management of Valeant and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risks and uncertainties discussed in Valeant's most recent annual or quarterly report and detailed from time to time in Valeant's other filings with the Securities and Exchange Commission (the "SEC") and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof.  Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

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